                                                                   EXHIBIT 10.13

                            STOCK PURCHASE WARRANT
                            ----------------------

     On October 31, 1997, BUCA, Inc. issued the attached Stock Purchase
Warrant to SIRROM CAPITAL CORPORATION. The following Schedule sets forth the material details in which another substantially identical Stock Purchase Warrant, issued to the Holder named in the following Schedule, differs from the attached copy.

SCHEDULE OF DIFFERENCES BETWEEN ATTACHED COPY AND SUBSTANTIALLY IDENTICAL COPIES

                                                   DETAILS OF SUBSTANTIALLY
DESCRIPTION            DETAILS OF ATTACHED COPY          IDENTICAL COPY
-----------            ------------------------    --------------------------

NAME OF HOLDER:        SIRROM CAPITAL CORPORATION  REGENT CAPITAL PARTNERS,
                                                   L.P.

TYPE OF ENTITY:        a Tennessee corporation     a Delaware limited
                                                   partnership

LOAN AMOUNT :          Two Million and no/100ths   Five Hundred Thousand and
                       Dollars ($2,000,000)        no/100ths Dollars ($500,000)

AMOUNT OF STOCK:       96,666                      24,167

AMOUNT OF STOCK        1.27%                       0.32%
PERCENTAGE:
ADDRESS OF HOLDER:     Sirrom Capital Corporation  Regent Capital Partners, L.P.
                       Suite 200                   505 Park Avenue, Suite 1700
                       500 Church Street           New York, New York 10022
                       Nashville, TN 37219         Attention: J. Oliver Maggard
                       Attention: John Dyslin      Telecopy No. 212/735-9908
                       Telecopy No. 615/726-1208

SIGNATURE:             /s/ John Dyslin             Regent Capital Holdings II,
                                                   L.P. its General Partner
                                                   By:  Regent Capital Holdings,
                                                   Inc. its General Partner
                                                   By:  /s/ J. Oliver Maggard
                                                   By:  J. Oliver Maggard

TITLE:                 VP                          Managing Director

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                            STOCK PURCHASE WARRANT
                            ----------------------

     This Warrant is issued this 31st day of October, 1997, by BUCA, INC., a Minnesota corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                  AGREEMENT:

     1.  ISSUANCE OF WARRANT; TERM.  For and in consideration of SIRROM CAPITAL
         -------------------------
CORPORATION making a loan to the Company in an amount of Two Million and no/100ths Dollars ($2,000,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 96,666 shares of the Company's common stock (the "Common Stock"), which the Company represents to equal 1.27% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant and the other warrants granted the date hereof under the Loan Agreement (all such warrants, including this Warrant, are sometimes hereinafter referred to as the "Aggregate Warrants.") The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until September 30, 2002.

     2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for
        --------------
which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

     3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only
        --------
on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 1422 W. Lake Street, Suite 220, Minneapolis, MN 55408 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or
(iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, but subject to the provisions of Section 4 hereof, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares and provided that this Warrant has not expired, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4.  COVENANTS AND CONDITIONS.  The above provisions are subject to the
         ------------------------
following:

         (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). The Holder represents and warrants that this Warrant has been acquired for investment purposes and not with a view to distribution or resale and the Holder understands that it may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Caldwell & Caldwell, P.C. is acceptable counsel). Furthermore, the Holder represents and warrants that it is an "accredited investor," as defined in Regulation D of the Securities Act. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws; provided, however, that in no event shall the Company be required to register any securities related to this Warrant under the federal or any state securities laws, except as provided in
Section 10 hereof.

         (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         (c) If the Company sells any shares of the Company's Common Stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof, then the number of Shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of Shares issuable pursuant to this Warrant prior to such sale by the quotient obtained by dividing (i) the fair market value of the shares issued by
(ii) the price at which such shares were sold. In the absence of an established public market for the shares of stock sold by the Company, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. The basis for determination shall be provided in writing to the Holder hereof. Notwithstanding the foregoing, there shall be no adjustment to the number of shares issuable upon exercise of this Warrant with respect to issuances of Shares of Common Stock to (i) restaurant managers (provided that the amount of Common Stock issued with respect to any single restaurant shall not exceed in value $20,000), (ii) the issuance of Shares of Common Stock upon exercise of options or warrants heretofore granted by the Company in accordance with their terms or the conversion of any preferred stock of the Company (the Preferred Stock") outstanding on the date hereof in accordance with the terms thereof, (iii) any future grants of options, rights or warrants to purchase Common Stock or any securities convertible into or exchangeable for such Common Stock provided that the exercise or conversion price established on the date of issuance is equal to or greater than the fair market value of the Common Stock of the Company as of such date and (iv) the issuance of options required in accordance with the terms of the employment agreement between the Company and Joseph P. Micatrotto, as in effect on the date hereof.

     5.  TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof,
         -------------------
this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.  WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS.
         ------------------------------------------------------------------
Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the

Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. Except for contractual preemptive rights granted from time to time to additional holders of any shares of Preferred Stock of the Company (and provided such rights are substantially similar to the rights granted to the existing holders of the Company's existing Preferred Stock as set forth in the Stock Purchase Agreement dated as of September 2, 1997 among the Company and such holders (the "Stock Purchase Agreement")), the Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

     7. OBSERVATION RIGHTS. So long as Sirrom Capital Corporation, or any of its
        ------------------
affiliates, holds Shares and/or Warrants exercisable for Shares that in the aggregate equal or exceed in amount to at least 75% of the Shares issuable under this Warrant as of the original issuance date of this Warrant, Sirrom Capital Corporation shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

     8.  ADJUSTMENT UPON CHANGES IN STOCK.
         ---------------------------------

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event affecting the Common Stock, including any securities convertible into or exchangeable for Common Stock, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this
Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

9.  PUT AGREEMENT.
    --------------

    (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of 30 days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

    (b) The Company shall pay to the Holder, in cash or certified or cashier's check, the Purchase Price in exchange for the delivery to the Company of this Warrant within fifteen (15) days after Fair Market Value has been determined in accordance with Section 9(c) below.

    (c) The Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

        (i) After receipt of written notice from the Holder of its intent to exercise the Put, which notice must be received by the Company prior to the expiration of the thirty (30) day Put period set forth in Section 9(a) above (the "Put Notice"), the board of directors of the Company will initially determine the Fair Market Value in good faith (the "Preliminary Board Determination") and deliver to the Holder within fifteen (15) days after the expiration of the Put period, a written notice stating such value and, in reasonable detail, its basis for the determination thereof (the "Board Notice"). The Company will give the Holder access to the Company's records, employees, officers and directors to enable such Holder to understand and assess the Preliminary Board Determination. If, within fifteen (15) days after delivery of the Board Notice, those holders representing a majority of the Shares issuable under the Aggregate Warrants (the "Majority Holders") who have exercised their Put rights deliver a notice to the Company stating a disagreement with such Preliminary Board Determination, then the Majority Holders and the Company's directors will use reasonable efforts to determine the Fair Market Value, including by meeting at a mutually agreeable time and location to discuss the determination thereof, within thirty (30) days of delivery of the Board Notice. If such parties are unable to agree on the Fair Market Value within ten (10) days after the first of any such meetings, the Company and the Majority Holders will jointly select a nationally-recognized investment banking firm (the "Selected Firm") within ten (10) days thereafter. The Selected Firm will then independently determine the Fair Market Value within thirty (30) days from the date of selection, which determination will be binding upon the Company and all Holders exercising their Put rights. The expenses of determining the Fair Market Value pursuant to this
     Section 9 will be borne one-half by
     the Company and one-half by the Holders. The Selected Firm shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to b uy.

     (d) Notwithstanding the foregoing, the put rights of the Holder under this
Section 9 shall terminate prior to expiration of the Warrant at the time the Company completes a Qualified Public Offering. "Qualified Public Offering" shall mean public offering by the Company of shares of Common Stock of the Company registered under the Securities Act of 1933, as amended, in which the aggregate public offering price of the securities sold for cash by the Company in the offering is at least $15,000,000 and the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange.

10.  REGISTRATION.
     -------------

     (a) The Company agrees that if at any time after the date hereof the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holder(s) of any Shares at least thirty
(30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will, except as herein provided, include therein such of the Shares as such holder(s) shall request; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any given registration initiated by it. If the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of Common Stock offered by the Company, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering with Holder's Shares being cut back first.

     (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

         (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

         (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in
     Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

         (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

         (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder in writing within twenty (20) days following the original filing of the registration statement and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

         (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

         (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

         (vii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (viii) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

          (ix) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and to obtain the withdrawal of any such order, if entered.

          (x) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

          (xi) At each closing of an underwritten offering: (A) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings;
     (B) deliver such documents and certificates as may be reasonably requested
     (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (C) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

          (xii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of
     Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

     (c) Except for registration rights granted from time to time to additional holders of any shares of Preferred Stock of the Company (and provided such rights are substantially similar to the rights granted to the existing holders of the Company's Preferred Stock as set forth in the Stock Purchase Agreement), after the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s) unless such registration rights are granted to Holder.

     (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

     (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     (f) With respect to each inclusion of Shares in a registration statement pursuant to this Section 10, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies and insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling holders, underwriting discounts and commissions and transfer taxes relating to the Shares included in the offering by the selling holders, and any other expenses incurred by the selling holders not expressly included above, shall be borne by the selling holders.

     (g) Each Holder hereby agrees that it will not, to the extent required by the Company or any underwriter of securities of the Company, sell or otherwise transfer or dispose of any Shares, except Shares included in such registration, during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act.

11.  CERTAIN NOTICES.  In case at any time the Company shall propose to:
     ---------------

     (a)  declare any cash dividend upon its Common Stock;

     (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

     (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

     (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

     (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

     (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

12.  RIGHTS OF CO-SALE.
     ------------------

     (a)  Co-Sale Right. Except for sales made to the Company or to the Founders
          -------------
or Purchasers (as each term is defined in the Shareholder's Agreement dated as of October 23, 1996, as amended, among the Company and certain shareholder thereof (the "Shareholder Agreement")), none of Philip A. Roberts, Peter J. Mihajlov, Don W. Hays, Joseph P. Micatrotto, or Barbara Marshall (each a "Management Shareholder") shall enter into any transaction that would result in the sale by him or her of any Common Stock now or hereafter owned by him or her, unless prior to such sale such Management Shareholder shall give notice to Holder of his or her intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by such Management Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by such Management Shareholder to use his or her best efforts to cause to be included with the shares to be sold by it in the sale, on the pro rata basis set forth below, and on the same terms and conditions, the Shares issuable or issued to Holder pursuant to this Warrant.

     (b)  Rejection of Co-Sale Offer.  If Holder has not accepted such offer in
          --------------------------
writing within a period of ten (10) days from the date of receipt of the notice, then such Management Shareholder shall thereafter be free for a period of ninety
(90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms, to such Management Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that such Management Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

     (c)  Acceptance of Co-Sale Offer.  If Holder accepts such offer in writing
          ---------------------------
within ten (10) day period, such acceptance shall be irrevocable unless such Management Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, such Holder shall be entitled to sell an amount of shares in connection with such sale equal to the product of (A) a fraction, the numerator of which is the number of shares issuable or issued to Holder pursuant to this Warrant and the denominator of which is the total number of outstanding shares of all classes of capital stock of the Company then held by the Holder and the Management Shareholder (assuming for purposes hereof full conversion of any convertible securities and full exercise of any options, warrants or rights to acquire shares of any class of capital stock of the Company held by the Holder and the Management Shareholder), times (B) the number of shares to be sold by the Management Shareholder less that number of shares to be sold by the Purchasers in connection therewith under Section 2 of the Shareholders Agreement.

     13.  ARTICLE AND SECTION HEADINGS.  Numbered and titled article and section
          ----------------------------
headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     14.  NOTICE.  Any and all notices, elections or demands permitted or
          ------
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Warrant:

The Address of Holder is:    Sirrom Capital Corporation
                             Suite 200
                             500 Church Street
                             Nashville, TN 37219
                             Attention: John Dyslin
                             Telecopy No. 615/726-1208

with a copy to:              Caldwell & Caldwell
                             Suite 200
                             500 Church Street
                             Nashville, TN 37219
                             Attention:  Maria-Lisa Caldwell, Esq.
                             Telecopy No. 615/256-9958

The Address of Company is:   Buca, Inc.
                             1422 W. Lake Street, Suite 220
                             Minneapolis, MN 55408
                             Attention:  Greg Gadel

with a copy to:              Faegre & Benson
                             2200 Norwest Center
                             90 South 7th Street
                             Minneapolis, MN 55402
                             Attention:  Rich Ersted

     15.  SEVERABILITY.  If any provisions(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     16.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
          ----------------
represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     17.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
          ----------------------------
enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     18.  COUNTERPARTS.  This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     19.  JURISDICTION AND VENUE.  The Company hereby consents to the
          ----------------------
jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     20.  EQUITY PARTICIPATION.  This Warrant is issued in connection with the
          --------------------
Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. (S)47-24-101, et seq. and that equity
                                                         ------
participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statue or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

          COMPANY:                  BUCA, INC.,
          -------
                                    a Minnesota corporation


                                    By:  /s/ Greg A. Gadel
                                       -----------------------------
                                       Title: CFO
                                              ----------------------


          HOLDER:                   SIRROM CAPITAL CORPORATION,
          ------
                                    a Tennessee corporation

                                    By:  /s/ John Dyslin
                                       -----------------------------
                                       Title:  VP
                                               ---------------------

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Warrant to be executed as of the date first above written for the purpose of agreeing to the terms and conditions of Section 12 hereof.

          MANAGEMENT
          ----------
          SHAREHOLDERS:
          ------------
                                         /s/ Don W. Hays
                                    --------------------------------
                                    Don W. Hays

                                         /s/ Barbara Marshall
                                    --------------------------------
                                    Barbara Marshall

                                         /s/ Joseph P. Micatrotto
                                    --------------------------------
                                    Joseph P. Micatrotto

                                         /s/ Peter J. Mihajlov
                                    --------------------------------
                                    Peter J. Mihajlov

                                         /s/ Philip A. Roberts
                                    --------------------------------
                                    Philip A. Roberts